SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K
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CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

COMMISSION FILE NO.: 0-12122

Date of Report: February 1, 2008

WINCROFT, INC.
(Exact name of registrant as specified in its charter)

Nevada                                                                                    84-0601802
(State of other jurisdiction of                                                                       (IRS Employer
incorporation or organization)                                                                       Identification No.)

100 Wall St. 15th Floor  New York, NY                                                                                                                            10005
(Address of principal executive offices)                                                                 (Zip Code)

212-232-0120
(Registrant’s telephone number including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

□ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
□ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
□ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
□ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03                       Amendment to Articles of Incorporation or Bylaws

Effective at close of business on February 1, 2008, Wincroft, Inc., a Colorado corporation (“Wincroft Colorado”), reincorporated in the State of Nevada by merging with and into its wholly owned subsidiary, Wincroft, Inc., a Nevada corporation (“Wincroft Nevada”).  As a result of the merger, a 1-for-8  reverse split of the common stock occurred.  In addition, the following changes resulted from the merger:

▪	Wincroft Nevada is the surviving corporation;

▪	the name of the surviving corporation is “Wincroft, Inc.”;

▪	the Articles of Incorporation and Bylaws of Wincroft Nevada are the Articles of Incorporation and Bylaws of the surviving corporation;

▪	one share of common stock, $.001 par value, of Wincroft Nevada was exchanged for every eight shares of common stock, no par value, of Wincroft Colorado outstanding prior to the merger;

▪	the authorized common stock was increased from 75,000,000 shares to 100,000,000 shares; and

▪	the preferred stock was changed from no par stock to stock having par value of $.001 per share.

No other changes were effected with respect to the registrant or its capitalization.

Item 9.01                       Financial Statements and Exhibits

Exhibits

3.01	Certificate of Incorporation of Wincroft, Inc., a Nevada corporation - filed as an Appendix to the Definitive Proxy Statement on Schedule 14A filed on January 22, 2008

3.02	Bylaws of Wincroft, Inc., a Nevada corporation

10.1	Agreement and Plan of Merger dated December 12, 2007 - filed as an Appendix to the Definitive Proxy Statement on Schedule 14A, filed on January 22, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

February 1, 2008                                                                 WINCROFT, INC.

By: /s/ Xiaojin Wang
Xiaojin Wang,  Chairman of the Board